Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-232884, 333-237062, 333-254179, 333-263094, 333-270141, 333-270146, 333-275881, and 333-277472) on Form S-8 and in the registration statement (No. 333-277470) on Form S-3 of our report dated February 27, 2025, with respect to the consolidated financial statements of Castle Biosciences, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Houston, Texas
February 27, 2025